UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 29, 2013

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code		(314) 342-3400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Peabody Energy Corporation (the “Company”) has an accounts receivable securitization program through its wholly owned, bankruptcy remote subsidiary, P&L Receivables Company, LLC (“Seller”). Under the program, the Company contributes a pool of eligible trade receivables to the Seller, which then sells, without recourse, to a multi-seller, asset-backed commercial paper conduit. Purchases by the conduit are financed with the sale of highly rated commercial paper.

On May 1, 2013, the receivables purchase agreement for the program was amended and restated (a) to add Fifth Third Bank as a related committed purchaser, as an LC participant and as a purchaser agent, (b) to add The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch as a related committed purchaser, as an LC participant and as a purchaser agent, (c) to add Gotham Funding Corporation as a conduit purchaser, (d) to extend the term of the program to three years from the date of execution and (e) to make certain other changes contained in the exhibit referenced below.

The foregoing description is only a summary of certain provisions of the amended and restated receivables purchase agreement, and is qualified in its entirety by reference to the amended and restated receivables purchase agreement itself, which is filed as Exhibit 10.1 hereto and which is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Peabody Energy has extended the term of employment for Chairman and Chief Executive Officer Gregory H. Boyce by one year.  His current term as Chairman and Chief Executive Officer ends on December 31, 2014.  The new agreement with Mr. Boyce (the “Transition Agreement”) continues his term as Chairman and Chief Executive Officer through December 31, 2014, and as Executive Chairman through December 31, 2015, subject to terms described in the Transition Agreement.

The Transition Agreement amends the restated employment agreement between the Company and Mr. Boyce entered into effective December 31, 2009 (the “Employment Agreement”).

The principal terms of the Transition Agreement include the following:

•	Mr. Boyce's term of employment is extended from December 31, 2014 to December 31, 2015, subject to earlier termination as described in the Transition Agreement.

•
Mr. Boyce will continue as Chairman and Chief Executive Officer of the Company through December 31, 2014 or such earlier date as his successor as Chief Executive Officer is appointed. If the new Chief Executive Officer is not also immediately appointed as Chairman of the Board, Mr. Boyce will then continue as a full-time employee of the Company in the position of Executive Chairman until the earlier of the appointment of his successor as Chairman of the Board (whether he or she be the new Chief Executive Officer or someone else) and December 31, 2015. Mr. Boyce's employment with the Company will cease, and the employment term will end, upon the appointment of his successor as Chairman of the Board (the “Separation Date”).

•
The Transition Agreement provides that termination of Mr. Boyce's service as a result of the appointment of his successor(s) as Chief Executive Officer and Chairman of the Board will be considered a termination of Mr. Boyce's employment without Cause (as defined in the Employment Agreement) for purposes of the Employment Agreement.

•
Mr. Boyce's compensation for 2014 will continue to be determined as provided in the Employment Agreement, regardless of whether his successor as Chief Executive Officer is appointed prior to December 31, 2014.

•
For 2015, Mr. Boyce's base salary will be reduced from the current rate of $1,225,660 per annum to $900,000 per annum. His target bonus opportunity for 2015 will be 100% of his base salary (reduced from his current target bonus opportunity of 120% of base salary), and his maximum bonus opportunity will be 200% of his base salary (reduced from his current maximum bonus opportunity of 240% of base salary). The grant date value for Mr. Boyce's long-term incentive awards (stock options and performance units) for 2015 will be 300% of his 2015 base salary (reduced from the grant date value of 500% of base salary currently used for his long-term incentive awards).

•
Mr. Boyce will be eligible to receive three grants of restricted stock units, each valued at $1,000,000 as of the close of business on the applicable date of grant, as follows: (i) the first grant will be made within 30 days of the date of the Transition Agreement (the “2013 RSU Award”); and (ii) the second and third grants will be made on the dates in 2014 and 2015 when the Company makes long-term incentive awards generally to senior executives (the “2014 RSU Award” and “2015 RSU Award”, respectively, and collectively with the 2013 RSU Award, the “Special RSU Awards”). The 2013 RSU Award was made to Mr. Boyce on April 30, 2013. If the Company has terminated Mr. Boyce's employment without Cause (including as described above), or if his employment has terminated due to death or disability, before any of the specified award dates for Special RSU Awards, a substitute cash payment of $1,000,000 will be made instead on the applicable award date.

•
The 2013 RSU Award and 2014 RSU Award will vest as to 50% of the RSUs included in each such Special RSU Award on the date of the appointment of Mr. Boyce's successor as Chief Executive Officer, and as to the remaining 50% of the RSUs included in each such Special RSU Award on the date of the appointment of Mr. Boyce's successor as Chairman of the Board. Mr. Boyce's 2015 RSU Award will vest as to 100% of the RSUs included in such Special RSU Award on the date that his successor as Chairman of the Board is appointed. Special RSU Awards will vest immediately if Mr. Boyce's employment with the Company is terminated by the Company without Cause (including as described above), if his employment with the Company terminates by reason of death or disability, or if he continues employment with the Company until December 31, 2015.

•
Special RSU Awards, to the extent vested, will be settled by delivery of the corresponding shares of the Company's common stock on the first day of the seventh month following the Separation Date. Settlement will be made only if Mr. Boyce has executed a general release in favor of the Company and related parties, and the release has become irrevocable.

•
The Transition Agreement does not alter Mr. Boyce's rights if his employment terminates on or before December 31, 2014. Beginning January 1, 2015, Mr. Boyce will no longer have a right to resign for Good Reason (as defined in the Employment Agreement) and receive severance.

•
If the Company terminates Mr. Boyce's employment without Cause during 2015 (including as a result of the appointment of his successors as Chief Executive Officer and Chairman of the Board), he will be entitled to a prorated bonus for 2015 based on actual performance results, his long-term incentive awards will continue to vest as though his employment had not terminated, his Special RSU Awards will vest, and, if the date of such termination occurs prior to the date that his bonus for 2014 is paid, he will receive the bonus he earned for 2014 at the time when annual bonuses are otherwise paid to Company employees. For purposes of the Transition Agreement, Mr. Boyce will be treated as if he were terminated without Cause if his principal place of business is relocated without his consent more than 50 miles from the Company's offices in St. Louis, Missouri or Phoenix, Arizona, or if the Company fails to provide Mr. Boyce with payments or benefits owed to him, or fails to obtain a written assumption of the Transition Agreement by a successor owner to substantially all of the Company's assets, and the failure is not corrected within 30 days of the Company's receipt of notice from Mr. Boyce. If Mr. Boyce retires or otherwise resigns from employment (for reasons other than his death or disability) during 2015, he will also be entitled to continued vesting of long-term equity awards made to him before 2015 (but not to continued vesting of his 2015 long-term equity awards or the Special RSU Awards), and, if the date of such retirement or resignation occurs prior to the date that his bonus for 2014 is paid, he will receive the bonus he earned for 2014 at the time when annual bonuses are otherwise paid to Company employees.

•
If Mr. Boyce's employment with the Company continues through December 31, 2015, his long-term equity awards will continue to vest and the Special RSU Awards will vest in full. In addition, Mr. Boyce will receive the bonus he earned for 2015 at the time when annual bonuses are otherwise paid to Company employees.

•
Continued vesting of Mr. Boyce's long-term incentive awards, settlement of the Special RSU Awards, and retention of the shares of Company common stock issued pursuant to the Special RSU Awards are each subject to his continued compliance with the covenants set forth in the Employment Agreement relating to non-competition, non-solicitation of employees of the Company or its subsidiaries and nondisclosure of confidential information.

•
Mr. Boyce will cease to be eligible to use Company aircraft and for continued security arrangements after the Separation Date. Mr. Boyce will reimburse the Company to the extent the “incremental cost” (as computed in accordance with SEC regulations) of his non-business use of Company or chartered aircraft during 2015 exceeds $120,000 on an annualized basis.

The foregoing description is only a summary of certain provisions of the Transition Agreement, and is qualified in its entirety by reference to the Transition Agreement itself, which is filed as Exhibit 10.2 and which is incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Shareholders on April 29, 2013. Of the 269,630,757 shares of Common Stock outstanding on the record date, 214,633,430 shares were present at the meeting in person or by proxy, representing approximately 80% of the total outstanding shares eligible to vote. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting of Shareholders are as follows:

Item 1: Election of Directors	For	Withheld	Broker Non-Votes

Gregory H. Boyce	172,734,782	3,810,502	38,088,146
William A. Coley	168,657,833	7,887,451	38,088,146
William E. James	168,019,494	8,525,790	38,088,146
Robert B. Karn III	168,628,332	7,916,952	38,088,146
Henry E. Lentz	155,869,869	20,675,415	38,088,146
Robert A. Malone	168,716,078	7,829,206	38,088,146
William C. Rusnack	174,492,345	2,052,939	38,088,146
John F. Turner	174,355,564	2,189,719	38,088,146
Sandra A. Van Trease	175,182,901	1,362,383	38,088,146
Alan H. Washkowitz	173,730,743	2,814,541	38,088,146

	For	Against	Abstain	Broker Non-Votes
Item 2: Ratification of Appointment of Independent Registered Public Accounting Firm	210,662,274	3,461,649	508,075	0

Item 3: Advisory Vote on Executive Compensation	136,827,065	37,836,334	1,877,600	38,092,431

Item 4: Approval of the Material Terms of the Performance Goals Under our 2008 Management Annual Incentive Compensation Plan	170,357,043	5,747,167	436,425	38,092,435

Item 5: Shareholder Proposal Regarding Lobbying Activities	67,482,486	90,216,406	18,842,399	38,092,139

Item 6: Shareholder Proposal Regarding an Independent Board Chair	76,288,590	99,674,806	577,896	38,092,138

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1
Fourth Amended and Restated Receivables Purchase Agreement, dated as of May 1, 2013, by and among P&L Receivables Company, LLC, Peabody Energy Corporation, the various Sub-Servicers listed on the signature pages thereto, all Conduit Purchasers listed on the signature pages thereto, all Related Committed Purchasers listed on the signature pages thereto, all Purchaser Agents listed on the signature pages thereto, all LC Participants listed on the signature pages thereto, and PNC Bank, National Association, as Administrator and as LC Bank.

10.2	Transition Agreement effective April 29, 2013 by and between Peabody Energy Corporation and Gregory H. Boyce (entered into on April 29, 2013).
10.3	2013 Restricted Stock Unit Agreement by and between Peabody Energy Corporation and Gregory H. Boyce.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

May 3, 2013	By: /s/ Kenneth L. Wagner
Name: Kenneth L. Wagner
Title: Vice President, Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1
Fourth Amended and Restated Receivables Purchase Agreement, dated as of May 1, 2013, by and among P&L Receivables Company, LLC, Peabody Energy Corporation, the various Sub-Servicers listed on the signature pages thereto, all Conduit Purchasers listed on the signature pages thereto, all Related Committed Purchasers listed on the signature pages thereto, all Purchaser Agents listed on the signature pages thereto, all LC Participants listed on the signature pages thereto, and PNC Bank, National Association, as Administrator and as LC Bank.

10.2	Transition Agreement effective April 29, 2013 by and between Peabody Energy Corporation and Gregory H. Boyce (entered into on April 29, 2013).
10.3	2013 Restricted Stock Unit Agreement by and between Peabody Energy Corporation and Gregory H. Boyce.